Exhibit 99.1
FOR IMMEDIATE RELEASE
PRIMUS GUARANTY, LTD. REPORTS
FOURTH QUARTER AND FULL YEAR 2010 FINANCIAL RESULTS
Hamilton, Bermuda — February 24, 2011 — Primus Guaranty, Ltd. (“Primus Guaranty” or “the Company”) (NYSE:PRS) today announced its financial results for the fourth quarter and full year ended December 31, 2010.
•	GAAP net income available to common shares for the fourth quarter 2010 was $128.3 million, or $3.30 per diluted share, compared with GAAP net income available to common shares of $295.0 million, or $7.21 per diluted share, for the fourth quarter 2009. GAAP net income from continuing operations for the fourth quarter 2010 primarily was attributable to net credit swap revenue of $142.4 million, which included unrealized gains in the fair value of Primus Financial’s credit swap portfolio of $133.2 million. GAAP net income for the fourth quarter 2009 primarily was attributable to unrealized gains in the fair value of Primus Financial’s credit swap portfolio of $336.8 million.

•	GAAP net income available to common shares for the full year 2010 was $255.5 million, or $6.33 per diluted share, compared with GAAP net income available to common shares of $1.5 billion, or $35.26 per diluted share, for the full year 2009. GAAP net income from continuing operations for the full year 2010 primarily was attributable to net credit swap revenue of $267.8 million, which included unrealized gains in the fair value of Primus Financial’s credit swap portfolio of $296.5 million. GAAP net income for the full year 2009 primarily was attributable to unrealized gains in the fair value of Primus Financial’s credit swap portfolio of $1.5 billion.

•	Economic Results for the fourth quarter 2010 were $(4.8) million, or $(0.12) per diluted share. Economic Results for the full year 2010 were $(40.8) million, or $(1.01) per diluted share. The primary difference between GAAP net income and Economic Results is that changes in the fair value of Primus Financial’s credit swap portfolio are not included in Economic Results. Economic Results for the fourth quarter 2009 were $(35.5) million, or $(0.87) per diluted share, and for the full year 2009 were $(3.7) million, or $(0.09) per diluted share.

•	Economic Results book value per common share was $7.31 at December 31, 2010, compared with $8.48 at December 31, 2009. The decline in Economic Results book value per common share primarily was attributable to portfolio repositioning transactions and termination payments by Primus Financial in 2010.

•	The Company incurred $8.1 million of restructuring costs in 2010, predominantly in the fourth quarter. Included in restructuring costs were employee severance, occupancy and data service cancellation costs, which the Company incurred to reduce its ongoing expense base.

•	The loss from discontinued operations of $(50.4) million for the full year 2010 relates to the collateralized loan obligation (“CLO”) business which Primus divested in 2010. This loss includes standalone operating losses of the CLOs under management of $(61.2) million for the CLO business during 2010, which is attributable to non-parent interests and is not included in net income attributable to Primus common shareholders.

•	At December 31, 2010, the notional principal of Primus Financial’s consolidated credit swap portfolio totaled $10.4 billion.
Earnings
A copy of this press release and the financial supplement, including additional credit swap portfolio and historical data, is available in the Investor Relations section of the Company’s Web site at www.primusguaranty.com. Also available on the Web site is a letter dated February 24, 2011 to the shareholders from Richard Claiden, Chief Executive Officer.
Economic Results
In managing its business and assessing its profitability from a strategic and financial planning perspective, the Company believes it is appropriate to consider both its U.S. GAAP net income (loss) available to common shares as well as certain non-GAAP financial measures called “Economic Results”. We define Economic Results as GAAP net income (loss) available to common shares, adjusted as follows:
•	Unrealized gains (losses) on credit swaps sold by Primus Financial are excluded from GAAP net income (loss) available to common shares;

•	Realized gains from early termination of credit swaps sold by Primus Financial are excluded from GAAP net income (loss) available to common shares;

•	Realized gains from early termination of credit swaps sold by Primus Financial are amortized over the period that would have been the remaining life of the credit swap. The amortized gain is included in Economic Results;

•	A provision for CDS on ABS credit events is included in Economic Results; and

•	A reduction in provision for CDS on ABS credit events upon termination of credit swaps is included in Economic Results.
The Company believes that quarterly fluctuations in the fair market value of Primus Financial’s consolidated credit swap portfolio have little or no effect on the Company’s business operations and that Economic Results provides a useful, alternative view of the Company’s economic performance.

About Primus Guaranty
Primus Guaranty, Ltd. is a Bermuda company with offices in New York. Through its subsidiary, Primus Financial Products, LLC (“Primus Financial”), the Company provides protection against the risk of default on primarily investment grade corporate and sovereign reference entities.
Forward-Looking Statements
Some of the statements included in this press release and other statements Primus Guaranty may make, particularly those anticipating future financial performance, business prospects, growth and operating strategies, market performance, valuations and similar matters, are forward-looking statements that involve a number of assumptions, risks and uncertainties, which change over time. Any such statements speak only as of the date they are made, and Primus Guaranty assumes no duty to, and does not undertake to, update any forward-looking statements. Actual results could differ materially from those anticipated in forward-looking statements, and future results could differ materially from historical performance. For a discussion of the factors that could affect the Company’s actual results please refer to the risk factors identified from time to time in the Company’s SEC reports, including, but not limited to, Primus Guaranty’s Annual Report on Form 10-K, as filed with the U.S. Securities and Exchange Commission.

Primus Guaranty, Ltd.
Consolidated Statements of Financial Condition (Unaudited)
(in thousands except share amounts)

	December 31,	December 31,
	2010	2009

Assets
Cash and cash equivalents	$177,736	$299,514
Investments (includes $288,815 and $274,275 at fair value as of December 31, 2010 and 2009, respectively)	288,985	274,444
Restricted cash and investments	138,540	127,116
Accrued interest and premiums	5,860	6,163
Unrealized gain on credit swaps, at fair value	2,006	2,207
Goodwill and other intangible assets, net	—	8,017
Debt issuance costs, net	4,072	4,736
Other assets	17,660	10,550

Total assets	$634,859	$732,747

Liabilities and Equity (deficit)
Liabilities
Accounts payable and accrued expenses	$9,776	$7,855
Unrealized loss on credit swaps, at fair value	395,164	691,905
Payable for credit events	3,447	28,596
Long-term debt	215,828	244,051
Restructuring liabilities	3,729	—
Other liabilities	4,950	9,787

Total liabilities	632,894	982,194

Equity (deficit)
Common shares, $0.08 par value, 62,500,000 shares authorized, 38,078,790 and 38,267,546 shares issued and outstanding at December 31, 2010 and 2009, respectively	3,046	3,061
Additional paid-in capital	275,453	280,685
Accumulated other comprehensive income	3,333	2,148
Retained earnings (deficit)	(372,969)	(628,443)

Total shareholders’ equity (deficit) of Primus Guaranty, Ltd	(91,137)	(342,549)
Preferred securities of subsidiary	93,102	93,102

Total equity (deficit)	1,965	(249,447)

Total liabilities and equity (deficit)	$634,859	$732,747

Primus Guaranty, Ltd.
Consolidated Statements of Operations (Unaudited)
(in thousands except per share amounts)

	Three Months Ended		Years Ended
	December 31,		December 31,
	2010	2009	2010	2009

Revenues
Net credit swap revenue	$142,387	$301,203	$267,756	$1,455,802
Interest income	3,226	2,030	13,140	6,685
Gain on retirement of long-term debt	1,681	3,560	9,866	43,151
Other income	1,560	333	4,205	3,797

Total revenues	148,854	307,126	294,967	1,509,435

Expenses
Compensation and employee benefits	5,487	3,548	18,650	17,661
Professional and legal fees	1,314	1,834	6,718	6,848
Interest expense	1,666	2,022	7,031	9,116
Restructuring costs	7,956	—	8,108	—
Other	1,574	2,546	6,774	8,507

Total expenses	17,997	9,950	47,281	42,132

Income from continuing operations before provision (benefit) for income taxes	130,857	297,176	247,686	1,467,303
Provision (benefit) for income taxes	(232)	33	(134)	184

Income from continuing operations, net of tax	131,089	297,143	247,820	1,467,119
Loss from discontinued operations, net of tax	(2,351)	(1,465)	(50,358)	(3,422)

Net income	128,738	295,678	197,462	1,463,697
Less:
Distributions on preferred securities of subsidiary	718	677	3,162	3,417
Net loss from discontinued operations attributable to non-parent interests in CLOs	(299)	—	(61,174)	—

Net income available to common shares	$128,319	$295,001	$255,474	$1,460,280

Income (loss) per common share:
Basic:
Income from continuing operations	$3.45	$7.55	$6.38	$36.46
Income (loss) from discontinued operations	$(0.05)	$(0.04)	$0.28	$(0.08)

Net income available to common shares	$3.40	$7.51	$6.66	$36.38

Diluted:
Income from continuing operations	$3.35	$7.25	$6.06	$35.34
Income (loss) from discontinued operations	$(0.05)	$(0.04)	$0.27	$(0.08)

Net income available to common shares	$3.30	$7.21	$6.33	$35.26

Weighted average common shares outstanding:
Basic	37,732	39,276	38,361	40,142
Diluted	38,905	40,908	40,366	41,414

Primus Guaranty, Ltd.
Regulation G and Other Disclosure
Economic Results
December 31, 2010
(Unaudited)
In managing its business and assessing its profitability from a strategic and financial planning perspective, the Company believes it is appropriate to consider both its U.S. GAAP net income (loss) available to common shares as well as certain non-GAAP financial measures called “Economic Results”. We define Economic Results as GAAP net income (loss) available to common shares, adjusted as follows:
•	Unrealized gains (losses) on credit swaps sold by Primus Financial are excluded from GAAP net income (loss) available to common shares;

•	Realized gains from early termination of credit swaps sold by Primus Financial are excluded from GAAP net income (loss) available to common shares;

•	Realized gains from early termination of credit swaps sold by Primus Financial are amortized over the period that would have been the remaining life of the credit swap. The amortized gain is included in Economic Results;

•	A provision for CDS on ABS credit events is included in Economic Results; and

•	A reduction in provision for CDS on ABS credit events upon termination of credit swaps is included in Economic Results.
The Company believes that quarterly fluctuations in the fair market value of Primus Financial’s consolidated credit swap portfolio have little or no effect on the Company’s business operations and that Economic Results provides a useful, alternative view of the Company’s economic performance.
Economic Results per GAAP Diluted Share
(in 000’s except per share amounts)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2010	2009	2010	2009
GAAP Net income (loss) available to common shares	$128,319	$295,001	$255,474	$1,460,280
Adjustments:
Change in unrealized fair value of credit swaps sold (gain) loss by Primus Financial	(133,194)	(336,799)	(296,540)	(1,483,763)
Amortization of realized gains from the early termination of credit swaps sold by Primus Financial	107	314	810	1,414
Provision for CDS on ABS credit events	—	(966)	(2,374)	(16,208)
Reduction in provision for CDS on ABS credit events upon termination of credit swaps	—	6,912	1,819	34,540

Economic Results	$(4,768)	$(35,538)	$(40,811)	$(3,737)

Economic Results earnings (loss) per GAAP diluted share	$(0.12)	$(0.87)	$(1.01)	$(0.09)
Economic Results weighted average common shares — GAAP diluted	38,905	40,908	40,366	41,414

Economic Results Book Value per Share
	December 31,	December 31,
	2010	2009
GAAP Shareholders’ equity (deficit) of Primus Guaranty, Ltd.	$(91,137)	$(342,549)
Adjustments:
Accumulated other comprehensive (income) loss	(3,333)	(2,148)
Unrealized fair value of credit swaps sold (gain) loss by Primus Financial	393,158	689,698
Realized gains from early termination of credit swaps sold by Primus Financial	(33,574)	(33,574)
Amortized realized gains from the early termination of credit swaps sold by Primus Financial	33,443	32,633
Provision for CDS on ABS credit events	(68,791)	(66,417)
Reduction in provision for CDS on ABS credit events upon termination of credit swaps	48,575	46,756

Economic Results Shareholders’ Equity	$278,341	$324,399

Economic Results book value per share issued and outstanding	$7.31	$8.48
GAAP book value per share issued and outstanding	$(2.39)	$(8.95)
Common shares issued and outstanding	38,079	38,268

Primus Guaranty, Ltd.
GAAP Net Credit Swap Revenue
December 31, 2010
(Unaudited)
GAAP Net Credit Swap Revenue
(in 000’s)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2010	2009	2010	2009
Net credit swap revenue components
Credit swaps sold — single name (Primus Financial)
Net premium income	$8,798	$13,994	$43,784	$64,824
Realized gains	—	—	—	25
Realized losses	—	(37,711)	(40,002)	(68,475)
Change in unrealized gains/(losses)	28,072	127,482	108,053	658,245
Credit swaps sold — tranches (Primus Financial)
Net premium income	3,615	4,453	14,304	19,884
Realized gains	—	—	—	—
Realized losses	(6,683)	(9,998)	(41,683)	(9,998)
Change in unrealized gains/(losses)	108,542	204,385	180,892	800,833
Credit swaps undertaken to offset credit risk (Primus Financial)
Net premium income (expense)	(14)	—	(101)	11
Net realized gains (losses)	3,656	497	(299)	(89)
Change in unrealized gains/(losses)	(2,801)	(430)	1,669	(1,973)
Credit swaps sold — ABS (Primus Financial)
Net premium income	56	81	268	397
Realized gains	—	—	—	—
Realized losses	—	(6,912)	(4,597)	(34,540)
Change in unrealized gains/(losses)	(619)	5,362	5,926	26,658
Net credit swap revenue (PARC fund)	(235)	—	(458)	—

Net credit swap revenue	$142,387	$301,203	$267,756	$1,455,802